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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 28, 2001


                          ACTIVE IQ TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)



          Minnesota                    0-27968            41-2004369
(State or Other Jurisdiction         (Commission         (IRS Employer
      of Incorporation)              File Number)      Identification No.)


         601 Carlson Parkway, Suite 1550
              Minnetonka, Minnesota                           55305
    (Address of Principal Executive Offices)                (Zip Code)


       Registrant's telephone number, including area code: (952) 449-5000




          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. ACQUISITION OR DISPOSITION OF ASSETS.

         Pursuant to an Application Service Provider Software License Agreement dated December 28, 2001 (the "License Agreement"), between the Registrant and Stellent, Inc., a Minnesota corporation, Stellent has provided the Registrant with a 3-year worldwide exclusive license (subject to certain exceptions) to become the hosted solution for Stellent's Content Management software. Stellent is a significant holder of the Registrant's common stock.

         Pursuant to the License Agreement, Registrant has agreed to pay Stellent a royalty of 20 percent of Net Receipts (as that terms is defined in the License Agreement) or $500 per month per customer, whichever is greater, with an aggregate minimum royalty payment of $2,000,000. The minimum royalty will be satisfied as follows: a credit of $500,000 for existing royalties prepaid by the Registrant in June 2000; and 3 payments of $500,000 each, one of which was paid upon execution of the License Agreement, and the other two of which are to be paid on September 30, 2002 and December 15, 2002, respectively.

              The foregoing is qualified in its entirety by reference to the License Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits

                  10.1 Application Service Provider Software License Agreement dated December 28, 2001 between Stellent, Inc. and Active IQ Technologies, Inc.

                  99.1     Press Release dated January 2, 2002.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ACTIVE IQ TECHNOLOGIES, INC.


Date:  January 3, 2002                 By:      /s/ D. Bradly Olah
                                          -------------------------------------
                                              D. Bradly Olah
                                              Chief Executive Officer and Chief
                                                Financial Officer



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                                  EXHIBIT INDEX




                  10.1 Application Service Provider Software License Agreement dated December 28, 2001 between Stellent, Inc. and Active IQ Technologies, Inc.

                  99.1     Press Release dated January 2, 2002.